                                                    Registration No. _________

===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               ---------------

                          GENOVESE DRUG STORES, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                           11-1556812
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification No.)


                                80 Marcus Drive
                           Melville, New York 11747
          (Address of principal executive offices including zip code)


             GENOVESE DRUG STORES, INC. 1984 EMPLOYEE STOCK OPTION
                      AND STOCK APPRECIATION RIGHTS PLAN
                           (Full title of the plan)


                                GENE L. WEXLER
                      Vice President and General Counsel
                          Genovese Drug Stores, Inc.
                                80 Marcus Drive
                           Melville, New York 11747
                    (Name and address of agent for service)

                                (516) 845-8433
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
       Title of                 Amount                Proposed               Proposed               Amount of
      securities                 to be                 maximum                maximum           registration fee
         to be                registered              offering               aggregate
      registered                                      price per              offering
                                                        share                  price
======================== ====================== ====================== ====================== ======================
    Class A Common
   Stock, par value
    $1.00 per share        500,000 shares(1)    $       18.625   (2)   $9,312,500.00(2)             $2,747.19
                                                 ----------------       ------------                 --------
======================== ====================== ====================== ====================== ======================

(1) Such additional indeterminable number of shares of Class A Common Stock is hereby registered as may be required by reason of the anti-dilution provisions of the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Class A Common Stock on the American Stock Exchange on June 22, 1998.

                                    Part II

Item 3.      Incorporation of Documents by Reference.

         The following documents heretofore filed by Genovese Drug Stores, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (1) Annual Report of the Company on Form 10-K for the fiscal year ended January 30, 1998;

         (2) The description of the Company's Class A Common Stock, par value $1.00 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description; and

         (3) Form S-8 Registration Statement under the Securities Act of 1933, as amended, filed with the Commission on June 20, 1996 (Registration No. 333-06461).

         All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Genovese Drug Stores, Inc. 1984 Employee Stock Option and Stock Appreciation Rights Plan (the "Plan") have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

Item 5.      Interests of Named Experts and Counsel.

         As of the date of filing of this registration statement, Gene L. Wexler, Vice President and General Counsel of the Company, who is opining as to the validity of the securities being registered herewith, beneficially owned 46,412 shares of the Company's Class A Common Stock.

Item 8.      Exhibits.

         4   (a)  Genovese Drug Stores, Inc. 1984 Employee Stock Option and
                  Stock Appreciation Rights Plan, as amended

         5        Opinion of Counsel

         23  (a)  Consent of Independent Auditors

             (b)  Consent of Counsel (included in Exhibit 5)

         24       Powers of Attorney

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 15th day of June, 1998.

                                    GENOVESE DRUG STORES, INC.

                                    By:  /s/Leonard Genovese
                                         ---------------------
                                         Chairman of the Board
                                         and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                                  Date
              ---------                                 -----                                  ----

*Leonard Genovese                       Chairman of the Board, President and               June 15, 1998
 ----------------                       Director (Principal Executive
 Leonard Genovese                       Officer)


*Allan Patrick                          Executive Vice President and Director              June 15, 1998
 -------------
 Allan Patrick


*Christopher D. Noonan                  Assistant Vice President and Acting                June 15, 1998
 ---------------------                  Chief Financial Officer (Principal
 Christopher D. Noonan                  Financial and Accounting Officer)


*Frances Genovese Wangberg                            Director                             June 15, 1998
 -------------------------
 Frances Genovese Wangberg


*William J. McKenna                                   Director                             June 15, 1998
 ------------------
 William J. McKenna


*Charles Hayward                                      Director                             June 15, 1998
 ---------------
 Charles Hayward


*Abraham Allen                                        Director                             June 15, 1998
 -------------
 Abraham Allen


*Thomas M. Cooney                                     Director                             June 15, 1998
 ----------------
 Thomas M. Cooney


*Thomas J. Moran                                      Director                             June 15, 1998
 ---------------
 Thomas J. Moran


*Robert N. Hiatt                                      Director                             June 15, 1998
 ---------------
 Robert N. Hiatt

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by Leonard Genovese, Chairman of the Board and President of the Company, as attorney-in-fact pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED:  June 26, 1998                  By: /s/Leonard Genovese
                                           -------------------
                                            Attorney-in-Fact

                                                               Page Number
Exhibit                                                      in Sequentially
Number               Exhibit Description                       Numbered Copy
------               -------------------                       -------------


4   (a)       Genovese Drug Stores, Inc. 1984 Employee
              Stock Option and Stock Appreciation
              Rights Plan, as amended

5             Opinion of Counsel

23  (a)       Consent of Independent Auditors

23  (b)       Consent of Counsel (included in Exhibit 5)

24            Powers of Attorney